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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 8, 2002


                               HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


             0-26146                           33-0248788
     (Commission File Number)      (I.R.S. Employer Identification Number)


               5935 Cornerstone Court West, San Diego, CA  92121
                    (Address of Principal Executive Offices)


                                 (858) 546-8877
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5: OTHER EVENTS

HNC Software Inc. ("HNC") has received a copy of a complaint naming its current directors as defendants in a lawsuit filed in the Superior Court of the State of California, County of San Diego (Case No. GIC 787645. The named plaintiff in this suit is Douglas Tidwell and he seeks to act on behalf of a class of all holders of HNC's common stock. The complaint alleges, among other things, that HNC's directors breached their fiduciary duties to HNC's stockholders by approving the Agreement and Plan of Merger that HNC entered into with Fair, Isaac and Company, Incorporated ("Fair, Isaac") on April 28, 2002 and that the individual defendants engaged in self-dealing in connection with their approval of this merger transaction. The complaint seeks injunctive relief only, including enjoining consummation of the merger transaction with Fair, Isaac.
The complaint does not seek an award of monetary damages, but does seek an award of attorneys' and experts' fees.

HNC believes the allegations of this lawsuit are without merit, and expects that its directors will vigorously contest this action.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HNC SOFTWARE INC.


Date:  May 8, 2002                      By: /s/ Kenneth J. Saunders
                                           ---------------------------
                                           Kenneth J. Saunders,
                                           Chief Financial Officer